UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007 (August 2, 2007)

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2007, Wyeth entered into a $3.0 billion, five-year revolving credit facility with a group of banks and other financial institutions named therein and with JPMorgan Chase Bank, N.A. acting as Administrative Agent. The new credit facility replaces Wyeth’s prior $1,350.0 million, five-year credit facility maturing in August 2010 and its prior $1,747.5 million, five-year credit facility maturing in February 2009, which were terminated concurrent with the effectiveness of the new credit facility. Wyeth had not drawn any funds from either of the prior facilities that were terminated nor has it drawn any funds under the new facility.

The new credit facility matures in August 2012 and is extendable by one year on each of the first and second anniversary dates with the consent of the lenders. Borrowings under the new credit facility may be used for general corporate and working capital purposes and to support commercial paper, if any. The agreement governing the new facility contains customary terms and conditions substantially similar to the prior facilities, including a requirement to maintain a ratio of consolidated adjusted indebtedness to adjusted capitalization not in excess of 60%.

Wyeth has other arms-length relationships with certain of the participating banks and financial institutions. In addition, Raymond J. McGuire, a Director of Wyeth, is a Managing Director and Co-Head, Global Investment Banking for Citigroup Global Markets Inc., a subsidiary of Citigroup Inc. (“Citigroup”), one of the Co-lead Arrangers and Joint Bookrunners of the facility. Affiliates of Citigroup are also acting as Syndication Agent and as a lender under the facility.

The foregoing summary is subject to, and qualified in its entirety by reference to, all the provisions of the definitive agreement establishing the new facility, which is filed as Exhibit 10.1 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

The discussion under Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

(10.1)	Credit Agreement, dated as of August 2, 2007, among Wyeth, the banks and other financial institutions from time to time parties thereto, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Co-lead Arrangers and Joint Bookrunners, Citicorp USA Inc., as Syndication Agent, Bank of America, N.A., The Bank of Nova Scotia and UBS Securities LLC, as Co-documentation Agents and JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007	WYETH

	By:	/s/ Gregory Norden
	Name:	Gregory Norden
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
(10.1)	Credit Agreement, dated as of August 2, 2007, among Wyeth, the banks and other financial institutions from time to time parties thereto, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Co-lead Arrangers and Joint Bookrunners, Citicorp USA Inc., as Syndication Agent, Bank of America, N.A., The Bank of Nova Scotia and UBS Securities LLC, as Co-documentation Agents and JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders.